UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 16, 2015

LPATH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35706	16-1630142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4025 Sorrento Valley Blvd.

San Diego, California 92121

(Address of principal executive offices) (Zip Code)

(858) 678-0800

Registrant’s telephone number, including area code

Not applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On June 16, 2015, the Board of Directors (the “Board”) of Lpath, Inc. (the “Company”) granted stock options (the “Stock Options”) pursuant to the Company’s Amended and Restated 2005 Equity Incentive Plan to Gary Atkinson, Gary Woodnutt, Ph.D., and Dario Paggiarino, M.D., each of whom is a named executive officer of the Company.  The Board granted the Stock Options as a retention tool for these named executive officers.  Each of the Stock Options are exercisable to purchase 150,000 shares of the Company’s common stock at a purchase price of $0.28 per share, the closing price of the Company’s common stock on the NASDAQ Capital Market on June 15, 2015.  The Stock Options vest in 48 equal monthly installments measured from the date of grant.  In the event of the departure from the Company of any of Mr. Atkinson, Dr. Woodnutt or Dr. Paggiarino, they will each have, as applicable, a period of 12 months following such departure to exercise their respective Stock Options.  In addition, upon a change of control of the Company, the Stock Options will accelerate and become fully-vested.

In an effort to conserve the Company’s resources, the Board also reduced the consulting services provided by Michael Lack, the Company’s Interim Chief Executive Officer, to one day per week, with a corresponding reduction in his monthly consulting fee to $7,500 per month.

Item 5.07                   Submission to a Vote of Security Holders

The Company held its annual meeting of stockholders on June 16, 2015 (the “Annual Meeting”).  The Company filed its definitive proxy statement for the proposals voted upon at the annual meeting with the Securities and Exchange Commission on April 27, 2015 (the “Proxy Statement”).

At the close of business on April 20, 2015, the record date of the Annual Meeting, the Company had 19,402,430 shares of common stock issued and outstanding. The holders of a total of 14,872,815 shares of common stock were present at the Annual Meeting, either in person or by proxy, which total constituted a quorum of the issued and outstanding shares on the record date of the Annual Meeting.

The following items of business were voted upon by stockholders at the annual meeting:

1.              All nominees for election to the Company’s Board of Directors named in the Proxy Statement were elected, each to a one-year term. The number of votes cast for and against, and the number of abstentions and broker non-votes for each nominee were as follows:

	Total Votes for Each Director	Total Votes Against Each Director	Total Votes Abstained from Each Director
Daniel H. Petree	5,751,622	588,136	58,310
Jeffrey A. Ferrell	5,652,110	687,348	58,610
Charles A. Matthews	5,565,460	773,998	58,610
Daniel L. Kisner, M.D.	5,756,010	583,948	58,110
Donald R. Swortwood	5,524,176	695,762	178,130

There were 8,474,747 broker non-votes with respect to each of the nominees.

2.              The appointment of Moss Adams, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015, was ratified by the indicated votes (there were no broker non-votes on this proposal):

For	Against	Abstain	Broker Non-votes
14,759,772	107,479	5,564	N/A

3.              The stockholders approved a non-binding advisory vote on the compensation of the Company’s named executive officers. The number of votes cast for and against, and the number of abstentions and broker non-votes were as follows:

For	Against	Abstain	Broker Non-votes
5,376,227	985,135	36,706	8,474,747

4.              The stockholders approved an amendment to the Company’s Amended and Restated 2005 Equity Incentive Plan (the “Plan”) which, among other changes, increases the number of shares of the Company’s common stock issuable under the Plan by 1,700,000 shares.  The number of votes cast for and against, and the number of abstentions and broker non-votes were as follows:

For	Against	Abstain	Broker Non-votes
4,945,336	1,179,809	272,923	8,474,747

No other items were presented for stockholder approval at the Annual Meeting.

Item 8.01 Other Events.

At the Annual Meeting, the Company’s stockholders approved an amendment to the Company’s Amended and Restated 2005 Equity Incentive Plan which, among other changes described in the Proxy Statement, increases the number of shares of the Company’s common stock issuable under the Plan by 1,700,000 shares to 4,200,000 shares.  The Amendment became retroactively effective as of April 22, 2015, the date the Board adopted the amended Plan subject to stockholder approval.

The above description of the amendment does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated 2005 Equity Incentive Plan, as amended, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Lpath, Inc. Amended and Restated 2005 Equity Incentive Plan.+

+Management contract or compensation plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LPATH, INC.

Dated: June 18, 2015	By:	/s/ Gary J.G. Atkinson
		Name:	Gary J.G. Atkinson
		Title:	Senior Vice President, Chief Financial Officer and Secretary

EXHIBITS

Exhibit No.	Description
10.1	Lpath, Inc. Amended and Restated 2005 Equity Incentive Plan.+

+Management contract or compensation plan or arrangement